Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 4, 2013, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Cenveo, Inc. and Subsidiaries on Form 10-K for the fiscal year ended December 29, 2012. We hereby consent to the incorporation by reference of said reports in Registration Statement Nos., 333-26743, 333-61467, 333-74490, 333-118861, 333-153447, 333-161927, 333-166929, 333-176289, 333-178203 and 333-161925 on Form S-8 and Registration Statement Nos. 333-36337, 333-35561, 333-39013, 333-53679, 333-59201, 333-60595, 333-74065 and 333-162559 on Form S-3.

/s/ GRANT THORNTON LLP

Melville, New York
March 4, 2013